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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

--------------------------------------------------------------------------------
                                                       TWELVE MONTHS ENDED
                                                           DECEMBER 31
(in thousands, except per share data)             1997       1996       1995
--------------------------------------------------------------------------------

Basic:
-----
Average shares outstanding                      11,332       11,094     10,835
                                               =======      =======    =======
Net Income                                     $24,959      $26,188    $22,132
                                               =======      =======    =======
Per Share Amount                               $  2.20      $  2.36    $  2.04
                                               =======      =======    =======

Diluted:
-------

Average shares outstanding                      11,332       11,094     10,835
Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                             453          570        593
                                               -------      -------    -------
                   Total Shares Outstanding     11,785       11,664     11,428
                                               =======      =======    =======
Net Income                                     $24,959      $26,188    $22,132
                                               =======      =======    =======
Per Share Amount                               $  2.12      $  2.25    $  1.94
                                               =======      =======    =======
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Note:  All amounts have been restated for the stock split declared on January
21, 1998, effective February 13, 1998, as mandated by SAB 4C and SFAS No. 128 para. 54. Additionally, amounts for 1996 and 1995, have been restated for the 5% stock dividends paid during 1997 and 1996, as applicable.